Metrologic Instruments, Inc.
                                 90 Coles Road
                          Blackwood, New Jersey 08012



                                   SUPPLEMENT
                     TO PROXY STATEMENT DATED MAY 30, 2001



                  The purpose of this Proxy Statement Supplement is to provide to shareholders of Metrologic Instruments, Inc. ("Metrologic") information unintentionally omitted from the Proxy Statement mailed to shareholders on or about May 30, 2001, relating to Metrologic's 2001 annual meeting held on June 21, 2001.

                                   Audit Fees

                  For the year ended December 31, 2000, Metrologic paid Ernst & Young, LLP, its independent auditors, aggregate fees as follows:

                  Audit Fees                                 $ 236,500

                  Financial Information Systems
                     Design and Implementation Fees          $       -

                  All Other Fees                             $  74,910